Exhibit 99.2

NEWS RELEASE

Geokinetics Announces Financial Covenants Waiver and Third Amendment to Revolving Credit Facility

HOUSTON, TEXAS — December 14, 2010 — Geokinetics Inc. (NYSE AMEX: GOK) today announced that it has entered into an agreement with its lenders that provides the Company with a waiver related to the Revolving Credit Facility due 2013 for the cumulative EBITDA covenant for the month ended November 30, 2010 and for all financial covenants at the December 31, 2010 measurement date.  In addition, the Company has amended its Revolving Credit Facility with the Royal Bank of Canada.  Among other things, the third amendment provides adjustments to a monthly maximum total leverage ratio and a monthly minimum interest coverage ratio.  It also requires that the Company adhere to a monthly liquidity test, monthly senior notes interest reserve and monthly cumulative adjusted EBITDA targets commencing with the month ending January 31, 2011 through the month ending December 31, 2011.  Furthermore, capital expenditures for the fiscal year 2011 may not exceed $40 million.  The permitted outstanding borrowing amount under the revolver remains unchanged at $40 million, of which $29 million was outstanding as of December 13, 2010.

Richard F. Miles, President and Chief Executive Officer, commented, “We believe that the latest amendment related to the revolving credit facility will provide us with the relief we need to run our business. Bidding activity continues to be strong and we expect to benefit from the recovery we see taking hold in the markets we serve, both domestically and internationally.”

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Geokinetics expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to statements about our ability to comply with covenants in our credit facilities, the business outlook for the year, future contract awards, financial performance and statements with respect to future events. These statements are based on certain assumptions made by Geokinetics based on management’s experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Geokinetics, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to general economic conditions and conditions in the oil and gas industry, financial performance and results, job delays or cancellations, reductions in oil and gas prices, impact from severe weather conditions and other important factors that could cause actual results to differ materially from those projected, or backlog not to be completed, as described in the Company’s reports filed with the Securities and Exchange Commission. Although Geokinetics believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will be correct.  All of Geokinetics’ forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made and Geokinetics undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Scott M. Zuehlke

Director of Investor Relations

Geokinetics

(713) 850-7600

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